Exhibit 10.34

                       FIRST AMENDMENT TO
          IRU AND TELECOMMUNICATIONS SERVICES AGREEMENT

                             BETWEEN

                     DIGITAL TELEPORT, INC.

                               AND

                ADELPHIA BUSINESS SOLUTIONS, INC
                       FIRST AMENDMENT TO
          IRU AND TELECOMMUNICATIONS SERVICES AGREEMENT

This First Amendment to the IRU and Telecommunications Services Agreement (the "Amendment") is made by and between Digital Teleport, Inc., a Missouri corporation ("Provider"), and Adelphia Business Solutions Long Haul, L.P., a Delaware limited partnership ("Recipient"), each of Provider and Recipient, a "Party."

                            RECITALS

      A. Provider and Recipient entered into an IRU and Telecommunications Services Agreement dated November 9, 1999 (the "Agreement") pursuant to which Provider agreed to provide to Recipient and Recipient agreed to accept from Provider certain IRU rights to telecommunications facilities of Provider, on the terms and conditions set forth therein;

     B. Provider and Recipient agree that certain System Routes have not been delivered and accepted in the timeframes required by the Agreement; and

     C. Provider and Recipient desire to amend the Agreement to confirm certain understandings reached between Provider and Recipient regarding the Agreement.

      NOW, THEREFORE, in consideration of the promises and mutual
covenants   contained  herein,  and  other  good   and   valuable
consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

                      TERMS AND CONDITIONS

1. On September 6, 2000, Recipient exercised certain of its rights in the Agreement to cancel the following System Routes:

     a.   System Route 14, except for the Provider POP, following
          Route 64 to Hwy 61 to the Provider POP in Wentzville to obtain diverse LH routing.

     b.   System  Route 15, except for the Provider POP  to  East
          Whitehaven/South Parkway East and except for the leg from East Whitehaven/South Parkway East, heading north to the backbone splice point on the LH towards Nashville on Old Brownsville Road.

     c.   System Route 16 south of I-70.

     d.   The Lebanon to St. Louis portion of System Route 5.

     e.   The Indianapolis to Chicago portion of System Route 11.

The Parties acknowledge that Provider has reimbursed Recipient in full for its Initial IRU Payments specific to these canceled routes, with interest, as summarized in Attachment A to this Amendment. The Agreement is hereby amended to document these activities.


2. On January 25, 2001, Recipient exercised certain of its rights in the Agreement to cancel the following System Routes:

     a.   The Indianapolis to Springfield segment of System Route 11.

     b.   The Des Moines to Chicago segment of System Route 7.

     c.   Two (2) Recipient Fibers along System Route 1.

     d.   Two (2) Recipient Fibers along System Route 9.

Recipient agrees not to cancel remaining System Routes or System Segments unless Provider fails to have such remaining System Routes or System Segments available for delivery to Recipient, pursuant to the terms of the Agreement, on or before September 30, 2001. Should Provider fail to deliver remaining System Routes or System Segments according to this Amendment, Recipient shall be permitted to terminate those System Routes or System Segments and receive refund for monies paid to date with interest according to the process delineated in Section 4.1 of the Agreement.



FIRST AMENDMENT TO IRU AGREEMENT

3. The first sentence of Section 2.5 of the Agreement shall be amended to read as follows: "Recipient will have an option (the "Option") to acquire up to an additional two (2) Recipient Fibers along System Route 2, System Route 1 and System Route 9 (together, the "Option Fibers"), subject to the availability of such Option Fibers from among those fibers that Provider has allocated for dark fiber leases to third parties, which shall be no fewer than two (2) fibers with respect to each such System Route as of the date of this Agreement (the "Available Fibers"). Recipient's option for Recipient Fibers along System Route 1 shall not be available after January 10, 2003, while Recipient's option for Recipient Fibers along System Routes 2 and 9 shall continue for the term of the Agreement."


4. On January 10, 2002, Recipient agrees to pay the following amounts to Provider:

     a. All remaining IRU Fees for all associated System Routes that have not previously been canceled by Recipient;

     b. Plus: any unpaid Building Space Fees for Selected Sites and maintenance fees accruing from the time applicable System Segments would have been deemed Accepted by Recipient, or the applicable bandwidth would have been deemed to be available, had the Agreement not been amended to allow deferral as set forth in this Section 4 of this Amendment;

     c.   Less:  any and all credits, as originally set forth  in
          Section 4.1 of the Agreement, due from Provider to Recipient either for uncompleted or undelivered System Segments or for unavailable requisite bandwidth, which shall reimburse Recipient for operating costs it incurred resulting from its inability to operate its fiber optic long haul network due to Provider's failure to deliver to Recipient such System Segments or bandwidth. Such credits, which shall no longer continue to accrue after December 31, 2000, total five million five hundred thousand dollars ($5,500,000.00).

     d. Less: the reimbursement of the Initial IRU Payments due to Recipient on the cancelled System Routes set forth in Section 2 of this Amendment, as set forth in Attachment B to this Amendment;

     e. Plus: interest at the rate of 11% per annum, compounded annually, on all net amounts (a - d) due to Provider from the time in which such payments (or reimbursements, as the case may be) would have been made had the Agreement not been amended to allow deferral as set forth in this Section 4 of this Amendment.

Recipient shall have the option, at its sole discretion and with sixty (60) days advanced written notice to Provider, to accelerate Acceptance on any and all System Segments prior to January 10, 2002, but after September 30, 2001, at which time all required net


FIRST AMENDMENT TO IRU AGREEMENT
payments as set forth above related to  the  System
Segment (a+b-c+e) shall be paid to Provider. The parties agree that System Segment 5 is considered to be already accelerated and will be accepted by Recipient upon delivery by Provider. Provider shall deliver System Segment 5 to Recipient upon delivery to Provider from the third party provider.


5. The price per fiber mile for the Second Optional Route and the Third Optional Route shall be $1,600. Recipient agrees to take delivery of such System Routes on January 10, 2002, unless accelerated as set forth in Section 4 of this Amendment.


6. All of the terms and conditions of the Agreement not addressed by this Amendment shall remain in full force and effect. In the event of any conflict between the terms of this Amendment and of the Agreement, the terms and intent of this Amendment shall govern, and the Amendment and the Agreement shall be interpreted and applied accordingly.


7. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


8. Provider and Recipient hereby warrant and represent each to the other, that each party is authorized and empowered to execute this Amendment in the capacity indicated.


FIRST AMENDMENT TO IRU AGREEMENT

     The undersigned do hereby agree to the terms and conditions of this Amendment.



Agreed:                             Agreed:

Adelphia   Business  Solutions      Digital Teleport, Inc.
Long  Haul, L.P., by  Adelphia
Business   Solutions   General
Holdings,  Inc.,  its  General
Partner.


By:  /s/ John Glicksman             By:  /s/ Gary W. Douglass


Name: JOHN GLICKSMAN                Name: Gary W. Douglass

Title:  V.P. and General Counsel    Title:  Interim President  and CEO



FIRST AMENDMENT TO IRU AGREEMENT

                          ATTACHMENT A


  DIGITAL TELEPORT, INC.
 ADELPHIA CASH FLOW CHANGES
   AS OF SEPTEMBER 6, 2000


                                                  NUMBER
                TOTAL      PORTION                 OF                COST
                ROUTE         OF         TOTAL    FIBERS   TOTAL      PER        30%
                MILES       ROUTE        ROUTE     IN      FIBER     FIBER     PAYMENT
   ROUTE         PER       DELETED       MILES    ROUTE    MILES    PER THE     TO BE
DESCRIPTION    CONTRACT  BY ADELPHIA    DELETED  DELETED  DELETED  CONTRACT   REURNED
-----------    --------  -----------    -------  -------  -------  --------  -----------
KC-JOPLIN-     437       Lebanon-       159      4        636      $  1,800  $   343,440
StL                      StL(I-44)

StL-Quincy-    736       Indy-CHI       224      4        896         1,800      483,840
Indy-CHI

StL Metro      212       All            212      6        1,272       1,500      572,400

Memphis        40        All, except    25       6        150         1,500       67,500
Metro                    DTI POP to
                         E Whitehaven/  15       2        30          1,500       13,500
                         S Pkwy E

Kansas City    145       South of       76       6        456         1,500      205,200
Metro                    I-70           ------------------------------------------------


SUB-TOTALS                              711               3,440               $1,685,880
                                        ===               =====

 Interest - Nov 9, 1999
 to September 6, 2000                   =$1,685,880*8%*(21+30*9+6)DAYS/360DAYS   111,268
                                                                              ----------
TOTALS                                                                        $1,797,148
                                                                              ==========
* Interest based on a 360 day year at 8%


                          ATTACHMENT B

      DIGITAL TELEPORT, INC.

      IRU FEES DUE ADELPHIA

      RELATED TO JANUARY 25, 2001 ROUTE CANCELLATIONS


                                                             NUMBER                COST          30%
                        TOTAL       PORTION                    OF                  PER           IRU
                        ROUTE         OF           TOTAL     FIBERS     TOTAL     FIBER        PAYMENT
SYSTEM      SYSTEM      MILES        ROUTE         ROUTE       IN       FIBER     MILE            TO
 ROUTE      ROUTE        PER        DELETED        MILES      ROUTE     MILES    PER THE          BE
NUMBER   DESCRIPTION   CONTRACT   BY ADELPHIA     DELETED    DELETED   DELETED   CONTRACT      RETURNED
------   -----------   --------   -----------     -------    -------   -------   --------      --------
   1     Denver-        925       All              925        2         1,850     1,800        $999,000
         Dallas/Ft
         Worth


   7     Omaha-         537       Des              384        4         1,536     1,800        $829,440
         Chicago                  Moines to
                                  Chicago

   9     Minneapolis    450       Two(2)           450        2           900     1,800        $486,000
         to Chicago               Fibers

  11     St  Louis      512(a)    Springfield to   261        4         1,044     1,800        $563,760
         to Chicago               Indianapolis                                                ---------
                                                                                             $2,878,200
                                                                                              =========
      (a) Excluding miles related to previously cancelled routes







FIRST AMENDMENT TO IRU AGREEMENT